EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference of our reports relating to the financial statements and financial statement schedules of General Motors Corporation (the Corporation) and management's report on the effectiveness of internal control over financial reporting dated March 14, 2005, appearing in this Annual Report on Form 10-K of the Corporation for the year ended December 31, 2004, in the following Registration Statements:


            Registration
Form        Statement No.  Description
S-3         333-88508      General Motors Corporation and GM Nova Scotia
                              Finance Company   Debt Securities, Preferred
                              Stock, Preference Stock and Common Stock

S-8         333-109615     The General Motors Personal Savings Plan for
                              Hourly-Rate Employees in the United States

S-8         333-90097      General Motors Stock Incentive Plan

S-8         333-109616     General Motors Savings-Stock Purchase Program for
                              Salaried Employees in the United States

S-8         333-120617     The GMAC Mortgage Group Savings Incentive Plan

S-8         333-47200      Saturn Individual Savings Plan for Represented
                              Members

S-8         333-17937      Saturn Personal Choices Savings Plan for
                              Non-Represented Members

S-8         333-44957      General Motors 1998 Stock Option Plan

S-8         333-66653      ASEC Manufacturing Savings Plan

S-8         333-31846      General Motors Deferred Compensation Plan for
                              Executive Employees

S-8         333-55118      The GMAC Insurance Personal Lines Retirement Savings
                              Plan

S-8         333-55122      The Holden Employee Share Ownership Plan

S-8         333-120616     GMAC Mortgage Group Deferred Compensation Plan for
                              Executive Employees

Our report relating to the financial statements and financial statement schedules of General Motors Corporation includes an explanatory paragraph relating to: (1) the consolidation of certain variable interest entities, and
(2) the expensing of the fair market value of newly granted stock options and other stock-based compensation awards issued to employees as described in Note 1 to the consolidated financial statements contained within this Annual Report on Form 10-K of the Corporation.


/s/DELOITTE & TOUCHE LLP
------------------------
DELOITTE & TOUCHCE LLP

Detroit, Michigan
March 14, 2005












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